UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2019

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Peabody Energy Corporation (the “Company”) held its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”) on May 9, 2019.

The voting results for each matter voted on at the 2019 Annual Meeting are as set forth below:

1.	Elect ten directors for a one-year term:

Director	For	Against	Abstentions	Broker Non-Votes
Bob Malone	96,563,128	1,231,505	456,709	2,804,135
Andrea E. Bertone	97,423,767	371,997	455,578	2,804,135
Nicholas J. Chirekos	97,438,541	356,092	456,709	2,804,135
Stephen E. Gorman	97,421,962	372,595	456,785	2,804,135
Glenn L. Kellow	97,422,703	372,210	456,429	2,804,135
Joe W. Laymon	97,364,357	430,360	456,625	2,804,135
Teresa S. Madden	97,423,775	354,586	472,081	2,804,135
Kenneth W. Moore	97,441,372	353,261	456,709	2,804,135
Michael W. Sutherlin	97,421,616	372,803	456,923	2,804,135
Shaun A. Usmar	97,420,344	356,829	474,169	2,804,135

2.	Approve, on an advisory basis, the Company’s named executive officers’ compensation:

For	Against	Abstentions	Broker Non-Votes
87,687,484	9,933,672	630,186	2,804,135

3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019:

For	Against	Abstentions
98,818,619	1,555,224	681,634

Pursuant to the foregoing: (1) each of the ten directors was elected to serve for a one-year term, (2) the compensation of the Company’s named executive officers was approved on an advisory basis, and (3) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 10, 2019	By:	/s/ A. Verona Dorch
	Name:	A. Verona Dorch
	Title:	Chief Legal Officer